PERRIN FORDREE & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                          901 WILSHIRE DRIVE, SUITE 400
                              TROY, MICHIGAN 48084
                             TELEPHONE (248)982-3600
                             FACSIMILE (248)362-4707




                       CONSENT OF INDEPENDENT ACCOUNTANTS



TRSG Corporation
2121 W. Army Trail Road
Addison, IL

Gentlemen:

         We hereby consent to the use of our audit report dated April 10, 2002 of TRSG Corporation for the year ended December 31, 2001 in the Form S-8 of TRSG Corporation dated March 17, 2003.




 /s/ Perrin Fordree & Company, P.C.
-----------------------------------
Troy Michigan
March 17, 2003